Exhibit 10.6

RUSSOIL CORPORATION
CONVERTIBLE
PROMISSORY NOTE
$200,000	July 3, 2007 New York, New York

For value received, RUSSOIL CORPORATION, a corporation formed under the laws Nevada (“Maker”), hereby promises to pay to the order of Bluewater Partners, S.A.. a corporation formed under the laws of the Cayman Islands or its affiliates (collectively, “Lender”) the principal sum of up to Two Hundred Thousand Dollars ($200,000). Interest shall accrue daily based on a 360-day year from the date set forth above, at the rate of ten percent (10%) per annum. The principal amount of this Note, together with accrued interest, shall be due and payable on demand. At the option of Lender, the principal of this Note and any interest accrued thereon, may be converted into shares of the common stock of a Maker, at the rate of one share for each $0.10 (ten cents) of indebtedness (the “Conversion Price”).

1. This Note shall be construed in accordance with the laws of the State of New York as such laws apply to contracts made and to be performed entirely within the State of New York, without regard to the conflicts of laws provisions therefore or the actual domicile of the Maker or the Lender.

2. If this Note is not paid on demand, the Lender may, in its discretion, proceed to protect and enforce its rights by such appropriate judicial proceedings as the Lender shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement under this Note or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

3. The Conversion Price and the number of shares of common stock purchasable upon the conversion of this Note are subject to adjustment from time to time upon the occurrence of any of the events specified in this paragraph 3.

(a) In case the Lender shall (i) pay a dividend or make a distribution in shares of common stock or other securities, (ii) subdivide its outstanding shares of common stock into a greater number of shares, (iii) combine its outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of its shares of common stock other securities of the Maker, then the Conversion Price in effect at the time of the record date for such dividend or on the effective date of such date, shall be proportionately adjusted so that if the Note or any part thereof is exercised, the Lender shall be entitled to receive the aggregate number and kind of shares of common stock (or such other securities other than common stock) of the Maker, at the same aggregate Conversion Price, that, if such Note had been exercised immediately prior to such date, the Lender would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case the Maker shall fix a record date for the making of a distribution to all holders of common stock (including any such distribution made in connection with a consolidation or merger in which the Maker is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator which shall be the current market price per share of common stock on such record date, less the amount of cash so to be distributed (or the fair market value as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Maker) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of common stock, and the denominator of which shall be such current market price per share of common stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

(c) Notwithstanding any provision herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one (1%) percent in the Conversion Price; provided, however, that any adjustments which by reason of this subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

(d) In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Lender shall become entitled to receive any shares of capital stock of Maker other than shares of Common Stock, thereafter number of such other shares so receivable upon exercise of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of common stock contained in this paragraph 3, and the other provisions of this Note shall apply on like terms to any such other shares.

(e) If Maker merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with Maker (excluding such a merger in which the Maker is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of common stock), or if all or substantially all of the assets or business of the Maker are sold or transferred to another corporation, entity, or person, than, as a condition to such consolidation, merger, or sale (a “Transaction”), lawful and adequate provision shall be made whereby the Maker shall have the right from and after the Transaction to receive, upon conversion of this Note and upon the terms and conditions specified herein and in lieu of the shares of the common stock that would have been issuable if this Note had been converted immediately before the Transaction, such shares of stock, securities, or assets as the Lender would have owned immediately after the Transaction if the Lender had converted this Note immediately before the effective date of the Transaction.

4. The Maker agrees at all times to reserve and hold available out of its authorized but unissued shares of common stock the number of shares of common stock issuable upon the full exercise of this Note. The Maker further covenants and agrees that all shares of common stock that may be delivered upon the conversion of this Note will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

5. If at any time prior to the date two (2) years from the date of this Note or such earlier date when all shares of common stock issuable upon conversion of this Note (the “Note Shares”) (a) have been sold, or (b) may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Maker pursuant to a written opinion letter to such effect, addressed and acceptable to the Lender’s transfer agent and the Lender , that there is not an effective registration statement covering the Note Shares, and the Lender shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to the Lender a written notice of such determination.

6. The Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate, notice of acceleration, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, releases, or changes.

7. In case any provision in this Note shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. In any case where any date provided herein shall not be a business day, then (notwithstanding any other provision of this Note), the event required or permitted on such date shall be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which such event was required or permitted pursuant hereto.

No delay or omission of Lender to exercise any right or remedy accruing upon any event of default shall impair any such right or remedy or constitute a waiver of any such event or default or any acquiescence therein. Every right or remedy given hereby or by law may be exercised from time to time, and as often as may be deemed expedient.
IN WITNESS WHEREOF, the undersigned hereby executes this Promissory Note as of the date first above written

“MAKER”

RUSSOIL CORPORATION

By:	/s/ Silvestre Hutchinson
Silvestre Hutchinson Chief Executive Officer and President

ACKNOWLEDGED AND ACCEPTED BY “LENDER”

BLUEWATER PARTNERS, S.A.

By: /s/ Myron Gushlak

Name: Myron Gushlak
Title: Managing Director